UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): April 26, 2005

                                   __________


                             SIGA Technologies, Inc.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)

            Delaware                    0-23047                 13-3864870
            --------                    -------                 ----------
 (State or other Jurisdiction of    (Commission File         (I.R.S. Employer
 Incorporation or Organization)         Number)           Identification Number)


   420 Lexington Avenue, Suite 408,  New York, New York              10170
   --------------------------------  ------------------              -----
         (Address of Principal Executive Offices)                  (Zip Code)


                                 (212) 672-9100
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 1.01.   Entry Into A Material Definitive Agreement.
             ------------------------------------------

Effective April [21], 2005, SIGA modified its existing Director Compensation Program so that it is now as follows:

     (a) Directors will receive $1,000 per meeting for board meetings and will be reimbursed for expenses incurred by them in connection with serving on our Board of Directors.

     (b) The chairman of the Audit Committee will receive $1,000 per meeting for meetings of the Audit Committee and all other members of the Audit Committee will receive $500 per meeting for meetings of the Audit Committee.

     (c) Members of the Compensation Committee and the Nominating and Corporate Governance Committee will receive $500 per meeting for meetings of the Compensation Committee and the Nominating and Corporate Governance Committee.

     (d) Non-employee directors will receive an initial grant of 25,000 options, upon such non-employee director's first election to the Board of Directors, which such options will be granted under SIGA's Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan.

     (e) In addition, non-employee directors will receive an annual grant of 10,000 options under SIGA's Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan, made at each Annual Meeting and commencing with the 2005 Annual Meeting. All such options have an exercise price equal to the fair market value of the underlying SIGA shares on the date of grant.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SIGA TECHNOLOGIES, INC.


                                    By: /s/ Thomas N. Konatich
                                       --------------------------------
                                       Thomas N. Konatich
                                       Chief Financial Officer

Date: April 26, 2005